LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the Fourth Quarter and Fiscal Year 2015

Nashville, Tenn. – November 2, 2015 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the fourth quarter and fiscal year 2015 ended August 2, 2015.

Highlights for the Fourth Quarter 2015 Compared to the Fourth Quarter 2014 (*):

▪	Total revenue was $150.2 million compared to $170.1 million, a decrease of 11.7%.

▪	Comparable restaurant sales decreased 3.8%, including an average check increase of 4.4% and customer traffic decrease of 7.9%.

▪	Net loss of $114.0 million compared to a net loss of $40.0 million.

▪	Adjusted EBITDA decreased 69.6% to $4.3 million from $14.1 million. (**)

Selected Highlights for Fiscal year 2015 Compared to Fiscal year 2014 (*):

▪	Total revenue was $614.3 million compared to $640.9 million, a decrease of 4.1%.

▪	Comparable restaurant sales decreased 2.4%, including an average check increase of 4.9%, which was offset by customer traffic decrease of 6.9%.

▪	Net loss of $144.8 million compared to a net loss of $62.8 million.

▪	Adjusted EBITDA decreased 34.4% to $31.4 million from $47.9 million. (**)

(*)Fiscal year 2014 was a 53 week year and the fourth quarter 2014 contained 14 weeks versus 52 weeks in fiscal year 2015 and 13 weeks in the fourth quarter 2015.
(**) Please see reconciliation table at the end of this release.
Samuel Borgese, President and Chief Executive Officer of Logan's Roadhouse, Inc., stated, "Our financial results for the fourth quarter of 2015 continue to reflect the effect of the purposed structural changes we are making in the business. We continue to focus our efforts on building a foundation of quality in the food we serve and the services our employees provide to all of our loyal customers. The business has endured headwinds both internally, due to operations and consumer positioning, and externally from highly volatile beef commodity pricing and unpredictable consumer sentiment towards casual dining. Furthermore, our focus on significantly improving key metrics of guest satisfaction, achieving improved commodity pricing and the implementation of controls over costs in all areas of our business will further validate that our business strategy is the right one. We are confident that our current business approach will ultimately build strength back into the Logan's Roadhouse brand as we continue it's repositioning in the marketplace. We are intensely focused on maintaining Logan's as a favored destination with an unmatched guest experience for many years to come."

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Annual Report on Form 10-K for the fiscal year ended August 2, 2015. It is available at www.logansroadhouse.com under the investor relations section.

Conference Call
The Company will host a conference call on Monday, November 2, 2015 at 4:00 p.m. ET to discuss its financial results for the fourth quarter and year-to-date periods of fiscal year 2015. The conference call will be hosted by Sam Borgese, President and Chief Executive Officer and Ed Schwartz, Chief Financial Officer.

The domestic dial-in number for the call is 888-820-9418, and the international dial-in number is 913-312-1276. Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation. A telephone replay will be available beginning at 7:00 p.m. ET on Monday, November 2, 2015 through 11:59 p.m. ET on Monday, November 9, 2015, and may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 456887. The archived webcast may be accessed at http://public.viavid.com/index.php?id=117023 and will be available for one year.

About Logan’s Roadhouse
Logan’s Roadhouse is a casual dining steakhouse offering our guests wood-fire-grilled steaks, made-from-scratch recipes, fresh ingredients and southern-inspired signature dishes in a roadhouse atmosphere. Logan’s opened its first restaurant in 1991 in Lexington, KY, and is headquartered in Nashville, TN. Logan’s Roadhouse consists of 230 company-operated and 26 franchised restaurants in 23 states. LRI Holdings, Inc. is the parent company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)	Thirteen weeks ended August 2, 2015	Fourteen weeks ended August 3, 2014	Fifty-two weeks ended August 2, 2015	Fifty-three weeks ended August 3, 2014
	(unaudited)	(unaudited)
Revenues:
Net sales	$149,583	$169,455	$611,998	$638,665
Franchise fees and royalties	601	599	2,311	2,216
Total revenues	150,184	170,054	614,309	640,881
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	55,273	58,937	221,592	218,448
Labor and other related expenses	46,132	51,614	188,887	195,245
Occupancy costs	14,181	13,697	56,368	55,200
Other restaurant operating expenses	24,132	26,363	94,437	103,024
Depreciation and amortization	4,955	5,195	20,252	20,366
Pre-opening expenses	—	43	263	324
General and administrative	10,056	8,156	33,290	31,564
Goodwill and intangible asset impairment	104,010	29,665	104,010	29,665
Store impairment and closing charges	7,826	5,096	10,588	7,139
Total costs and expenses	266,565	198,766	729,687	660,975
Operating loss	(116,381)	(28,712)	(115,378)	(20,094)
Interest expense, net	10,735	11,163	42,530	42,570
Loss before income taxes	(127,116)	(39,875)	(157,908)	(62,664)
Income tax (benefit) provision	(13,130)	109	(13,122)	109
Net loss	$(113,986)	$(39,984)	$(144,786)	$(62,773)

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	August 2, 2015	August 3, 2014
ASSETS
Current assets:
Cash and cash equivalents	$26,331	$9,170
Receivables	10,201	9,734
Inventories	13,192	13,832
Prepaid expenses and other current assets	6,293	6,887
Income taxes receivable	—	115
Deferred income taxes	1,745	—
Total current assets	57,762	39,738
Property and equipment, net	176,165	209,078
Other assets	9,905	13,273
Goodwill	93,988	163,368
Tradename	36,621	71,251
Other intangible assets, net	15,083	17,190
Total assets	$389,524	$513,898
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$16,647	$17,414
Payable to RHI	2,943	2,721
Income taxes payable	20	—
Other current liabilities and accrued expenses	50,841	51,683
Total current liabilities	70,451	71,818
Long-term debt	374,175	355,000
Deferred income taxes	15,990	27,607
Other long-term obligations	60,820	46,599
Total liabilities	521,436	501,024
Commitments and contingencies	—	—
Stockholder’s equity (deficit):
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	—	—
Additional paid-in capital	230,000	230,000
Retained earnings (deficit)	(361,912)	(217,126)
Total stockholder’s equity (deficit)	(131,912)	12,874
Total liabilities and stockholder’s equity (deficit)	$389,524	$513,898

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal year
Cash flows from operating activities:	2015	2014
Net loss	$(144,786)	$(62,773)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	20,252	20,366
Other amortization	2,180	2,197
Loss on sale/disposal of property and equipment	3,144	3,023
Amortization of deferred gain on sale and leaseback transactions	(132)	(50)
Impairment charges for long-lived assets	3,852	7,139
Goodwill and intangible asset impairment	104,010	29,665
Share-based compensation	(49)	1,728
Deferred income taxes	(13,362)	(138)
Changes in operating assets and liabilities:
Receivables	(467)	(151)
Inventories	79	(1,140)
Prepaid expenses and other current assets	1,444	(2,550)
Other non-current assets and intangibles	1,216	(33)
Accounts payable	(34)	(1,611)
Payable to RHI	271	(125)
Income taxes payable/receivable	135	317
Other current liabilities and accrued expenses	(859)	(669)
Other long-term obligations	10,966	4,179
Net cash (used in) provided by operating activities	(12,140)	(626)
Cash flows from investing activities:
Purchase of property and equipment	(12,332)	(15,663)
Proceeds from sale and leaseback transactions, net of expenses	22,458	1,751
Net cash provided by (used in) investing activities	10,126	(13,912)
Cash flows from financing activities:
Payments on revolving credit facility	(25,925)	(36,000)
Borrowings on revolving credit facility	45,100	36,000
Net cash provided by (used in) financing activities	19,175	—
Increase (decrease) in cash and cash equivalents	17,161	(14,538)
Cash and cash equivalents, beginning of period	9,170	23,708
Cash and cash equivalents, end of period	$26,331	$9,170

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology. These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Please refer to our Annual Report on Form 10-K for the fiscal year ended August 2, 2015, and other reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences. Any forward-looking information presented herein is made only as of the date of this supplemental report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.
Non-GAAP Financial Measures
This press release also contains non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDAR. The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

EBITDA, Adjusted EBITDA and Adjusted EBITDAR

The following table sets forth a reconciliation of net (loss) income, the most directly comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

(In thousands)	Thirteen weeks ended August 2, 2015	Fourteen weeks ended August 3, 2014	Fifty-two weeks ended August 2, 2015	Fifty-three weeks ended August 3, 2014
Net loss	$(113,986)	$(39,984)	$(144,786)	$(62,773)
Interest expense, net	10,735	11,163	42,530	42,570
Income tax expense (benefit)	(13,130)	109	(13,122)	109
Depreciation and amortization	4,955	5,195	20,252	20,366
EBITDA	(111,426)	(23,517)	(95,126)	272
Adjustments
Sponsor management fees(a)	250	250	1,000	1,000
Non-cash asset write-offs:
Goodwill and tradename impairment(b)	104,010	29,665	104,010	29,665
Restaurant impairment(c)	920	5,096	3,682	7,139
Loss on disposal of property and equipment(d)	526	750	2,369	2,283
Restructuring costs(e)	1,743	161	3,815	14
Pre-opening expenses (excluding rent)(f)	—	29	237	282
Hedging (gain) loss (g)	(44)	—	—	—
Losses on sales of property(h)	137	747	476	758
Non-cash rent adjustment(i)	777	679	3,372	3,647
Non-cash stock-based compensation(j)	121	374	(49)	1,728
Other adjustments(k)	7,291	(93)	7,620	1,089
Adjusted EBITDA	4,305	14,141	31,406	47,877
Cash rent expense(l)	10,930	10,526	42,975	41,790
Adjusted EBITDAR	$15,235	$24,667	$74,381	$89,667

(a)	Sponsor management fees consist of fees payable to certain affiliates of Kelso & Company, L.P. ("Kelso") under an advisory agreement.

(b)	We recorded goodwill and tradename impairment charges in fiscal year 2015 and fiscal year 2014.

(c)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.

(d)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.

(e)	Restructuring costs include severance, consulting fees related to improving our supply chain practices, hiring replacement costs and other related charges, including the reversal of any such charges.

(f)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.

(g)	Hedging (gain) loss represents the gain or loss on the forward contract for fuel which expired in July 2015.

(h)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.

(i)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(j)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by Roadhouse Holding Inc.

(k)
Other adjustments include non-recurring expenses and professional fees, legal and settlement fees related to contract termination, legal fees associated with Fair Labor Standards Act litigation, ongoing expenses of closed restaurants, as well as inventory write-offs, employee termination buyouts and incidental charges related to restaurant closings.

(l)	Cash rent expense represents actual cash payments required under our leases.